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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT


   We consent to the incorporation by reference in this Registration Statement of Aspect Communications Corporation on Form S-8 of our reports dated January 22, 2000 (February 18, 2000 as to Note 16) and March 29, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Aspect Communications Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

San Jose, California
November 14, 2000